Exhibit 99.1
May 22, 2009
Dear Central Iowa Energy, LLC Unitholder,
This letter is to inform you that Central Iowa Energy, LLC (CIE) has entered into an asset purchase agreement with Renewable Energy Group, Inc.® (REG®) to consolidate their respective operations under a newly formed holding company. The agreement provides for the sale of substantially all of CIE’s assets to a wholly-owned subsidiary of the holding company in exchange for shares of Common Stock and Preferred Stock in the new holding company. Certain liabilities of CIE will also be assumed by the entity that will be acquiring CIE’s assets. The agreement also contemplates that REG ® will merge into another wholly-owned subsidiary of the holding company, such that the ownership of CIE’s and REG’s® operations will be consolidated under a common ownership structure. Two other biodiesel plants, Blackhawk Biofuels, LLC and Western Iowa Energy, LLC, have also entered into similar agreements with REG® pursuant to which they will also participate in the consolidation through separate transactions.
REG® offers biodiesel management, feedstock procurement and product marketing services to the biodiesel market. Blackhawk Biofuels, LLC (Blackhawk) owns a 45 million gallon per year (MGY) facility in Danville, Illinois and Western Iowa Energy, LLC (Western Iowa Energy) owns a 30 MGY facility in Wall Lake, Iowa.
Ownership of the operations of CIE, WIE, Blackhawk and REG are expected to be consolidated under a new holding company to be named Renewable Energy Group, Inc. The consolidated company is expected to be owned by current REG investors and current members of the three other companies involved in the consolidation, including you. The asset purchase transaction pursuant to which CIE’s operations will be consolidated under the new holding company is subject to approvals by the unitholders and shareholders of CIE and REG, respectively, and the satisfaction of numerous other conditions, including the receipt of customary regulatory approvals and the approval of CIE’s senior lender. The closing of the separate transactions involving Blackhawk and WIE are not conditions to the closing of CIE’s transaction with REG®.
Our multi-feedstock plant has helped us be more competitive in the biodiesel production landscape; however given current industry consolidation and production economics, it is difficult for stand-alone facilities like our plant to succeed on their own in the 67 billion-gallon distillate market. The Central Iowa Energy board of directors believes that the consolidation of the operations of CIE and REG, and potentially also those of WIE and Blackhawk, under a common ownership structure is the best option for CIE in the current challenging environment.
(over)

We look forward to continuing our relationship with REG® as we consolidate under a common ownership structure. As you may know, REG® is an Iowa company headquartered in Ames with more than a decade of biodiesel production. REG® has stated that it looks forward to continuing the vision of our facility to spur rural economic development and support the local economy by being good business partners and neighbors.
In light of the anticipated closing of the transaction with REG®, CIE’s Board of Directors has determined to suspend CIE’s Unit Trading Bulletin Board that is accessible through CIE’s website at centraliowaenergy.com for the purpose of posting nonfirm quotes for the purchase and sale of CIE’s units. The decision to suspend the Unit Trading Bulletin Board has been immediately put into effect. The Board of Directors does not expect to approve any unit transfers other than those specifically permitted under CIE’s current Operating Agreement.
As part of the approval and regulatory processes, additional details will be sent you in the future, including a proxy statement and full information about the proposed transaction. To provide you with more information regarding CIE’s transaction with REG, enclosed with this letter please find a document entitled “Questions and Answers Regarding Central Iowa Energy, LLC’s Consolidation with Renewable Energy Group, Inc.” for your review. We also intend to hold informational meetings in the future and will notify you as soon as they are scheduled.
Sincerely,
Jim Johnston
Chairman, Central Iowa Energy, LLC
Cautionary Statement of Forward-Looking Information
This document contains forward-looking statements that reflect management’s current expectations regarding future events and the new holding company’s future performance, including, but not limited to, the statements made by James Johnston and all statements containing the words “will,” “believes” or words of similar import. Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: whether the conditions to the business combination transaction will be satisfied, the possibility that the transaction will not close, whether Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy will be able to integrate their businesses successfully and achieve anticipated synergies, the market demand for biodiesel changes in legislation and regulations that provide incentives for the use of biodiesel, including RFS, and the costs for the feedstocks used to make biodiesel and the relationship of those costs to prices for finished biodiesel. Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings made periodically by Central Iowa Energy, Blackhawk Biofuels, and Western Iowa Energy, particularly in each company’s latest Annual Report on Form 10-K or 10-KSB and its subsequent Quarterly Reports on Form 10-Q, copies of which are available from each company without charge at the Securities and Exchange Commission’s website at http://www.sec.gov. Please review these filings and do not place undue reliance on these forward-looking statements. Each company disclaims any intention or obligation to update or revise any forward-looking statements.
Additional Information and Where to Find It
The new holding company intends to file with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed business combination transactions involving Renewable Energy Group, Central Iowa Energy, Blackhawk Biofuels, and Western Iowa Energy. Security holders of Central Iowa Energy, Blackhawk Biofuels, and Western Iowa Energy are urged to read the joint proxy statement/prospectus that will be contained in the registration statement filed by the new holding company and the other relevant documents when they become available because they will contain important information about the new holding company, Renewable Energy Group, Central Iowa Energy, Blackhawk Biofuels, and Western Iowa Energy and the proposed business combination transaction. Investors and security holders of Renewable Energy Group, Central Iowa Energy, Blackhawk Biofuels, Western Iowa Energy may obtain free copies of the joint proxy statement/prospectus and the other relevant documents filed with the Securities and Exchange Commission (when they become available) at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the joint proxy statement/prospectus (when it becomes available) by writing to, in the case of Renewable Energy Group, 416 S. Bell Ave., Ames, Iowa 50014, Attention: Secretary, in the case of Blackhawk Biofuels, 210 W. Spring Street, Freeport, Illinois 61032, Attention: Secretary, in the case of Western Iowa Energy, 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa, 51466, Attention: Secretary, and, in the case of Central Iowa Energy, 3426 East 28th Street N., Newton, Iowa, 50208, Attention: Secretary. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of shareholders or unitholders of Renewable Energy Group, Central Iowa Energy, Blackhawk Biofuels, and Western Iowa Energy in connection with the proposed business combination transaction, and their interests in the solicitation, will be set forth in the joint proxy statement/prospectus that will be with the Securities and Exchange Commission and contained in the registration statement that will be filed by the new company with the Securities and Exchange Commission.

QUESTIONS AND ANSWERS REGARDING
CENTRAL IOWA ENERGY, LLC’S CONSOLIDATION
WITH RENEWABLE ENERGY GROUP, INC.
Q. What is happening?
Central Iowa Energy, LLC (“CIE”) has entered into an asset purchase agreement with Renewable Energy Group, Inc. (“Renewable Energy Group®” or “REG®”) and two other related entities to consolidate its operations with Renewable Energy Group® under a newly formed holding company. Renewable Energy Group® has entered into similar agreements with two other commercial-scale biodiesel plants: Western Iowa Energy, LLC (“WIE”), which operates a 30 MGY facility in Wall Lake, Iowa, and Blackhawk Biofuels, LLC (“Blackhawk”), which operates a 45 MGY facility in Danville, Illinois.
The facilities represent an additional 105 million gallons per year (MGY) of wholly-owned production capacity which would allow the combined entity to better position itself to meet anticipated demand from the petroleum industry’s distillate fuel market.
It is anticipated that the ownership of the operations of all four companies will be consolidated in a new holding company to be named Renewable Energy Group, Inc. (referred to currently as “REG Newco”).
The consolidated company will be owned by the current members of CIE, WIE, and Blackhawk and the current shareholders of REG®. The closing of the business combination transaction involving CIE and REG is subject to approval by the unitholders of CIE and the shareholders of REG and to other conditions, including customary regulatory approvals. Although the goal is that the operations of each of the four companies will be consolidated into REG Newco, the closing of the transactions involving WIE and Blackhawk are not conditions to closing of asset purchase transaction contemplated in the agreement executed by CIE and REG®.
Q. What is the value of the transaction?
A. This consolidation is a stock-only transaction with no cash changing hands. In consideration of the transaction, CIE will receive shares of Common Stock and Preferred Stock in REG Newco. These shares are expected to be distributed to CIE’s unitholders in connection with CIE’s dissolution following the closing of the transaction. Because none of the stock to be received in connection with the transaction trades on a securities exchange, it is difficult to calculate a value for the transaction. Current unitholders in CIE will become shareholders in REG Newco upon completion of the transaction.
Q. What is the process for completing the deal?
The asset purchase agreement was signed by CIE and REG® on May 8, 2009; REG® entered into similar agreements with WIE and Blackhawk on May 11, 2009. Upon completion and approval of certain regulatory filings, a proxy statement will be sent to each unitholder and shareholder in CIE, WIE, Blackhawk and REG®. This proxy statement will provide detailed information about the proposed business combination transaction. Upon approval by the unitholders and shareholders of each of the four companies, we expect current investors in CIE, WIE, Blackhawk and REG® to become shareholders in REG Newco in late summer or early fall of 2009.

QUESTIONS AND ANSWERS REGARDING
CENTRAL IOWA ENERGY, LLC’S CONSOLIDATION
WITH RENEWABLE ENERGY GROUP, INC.
Current filings with the Securities and Exchange Commission (“SEC”) for CIE, WIE and Blackhawk can be found any time by visiting www.sec.gov and searching for a company’s respective name in the “Search” function. Direct links are:
WIE — http://www.sec.gov/Archives/edgar/data/1361312/000136231009007098/c85309e8vk.htm
CIE — http://www.sec.gov/Archives/edgar/data/1385952/000136231009007105/c85306e8vk.htm
Blackhawk — http://www.sec.gov/Archives/edgar/data/1370552/000110465909031600/a09-131801425.htm
REG® is not required to file reports with the SEC and, accordingly, no such public filings are available for REG® on the SEC’s website.
Q. What percentage of the new company will Central Iowa Energy, LLC own in the new company (REG Newco)?
A. Central Iowa Energy, LLC will receive 158,041 shares of Preferred Stock and 4,248,840 shares of Common Stock in REG Newco. It is expected that CIE will receive approximately 1.15% of the outstanding Preferred Stock and 11.62% of the outstanding Common Stock of REG Newco. Please see the enclosed document entitled “Attachment to Newco Disclosure Schedule 5.2(i)” (which is a schedule to the asset purchase agreement entered into between CIE and REG®) for information regarding the anticipated ownership of all of the shareholders of REG Newco. The shares of Common Stock and Preferred Stock received by CIE in the transaction are expected to be distributed to CIE’s unitholders in proportion to their current ownership percentages in CIE upon CIE’s dissolution, winding up and liquidation following the closing of the transaction.
Details of ownership percentage are also included in final purchase agreement document executed by CIE and REG®. Please refer to CIE’s SEC website (http://sec.gov) to review the full purchase agreement filed as an exhibit to its Form 10-Q filed for the quarter ended March 31, 2009. Final purchase agreement documents will also be mailed to you as part of the proxy statement process.
Q. Will these facilities continue to run?
Each of the plants owned by CIE, WIE and Blackhawk are capable of producing biodiesel at this time and REG has plans to maintain and improve operations at each facility involved in the transaction in order to meet demands of the diesel fuel market for biodiesel blends.
Q. Who are the current owners of REG?
REG is currently a privately held company whose investors include:
•	Bunge North America, a unit of soybean giant Bunge

•	ED&F Man, a large commodities trader based in London

•	Natural Gas Partners, a large private equity firm specializing in energy

•	US Renewables Group, a clean tech private equity fund with about $600 million under management.

•	West Central Cooperative, a grain trading firm in Iowa that originally spun out its Renewable Energy Group division in 2006

QUESTIONS AND ANSWERS REGARDING
CENTRAL IOWA ENERGY, LLC’S CONSOLIDATION
WITH RENEWABLE ENERGY GROUP, INC.
Q. Is REG now a public company? Where can I track the value of REG stock?
A. With the successful completion of this consolidation, a new holding company will be created to hold the businesses of all CIE, WIE, Blackhawk and REG. That new holding company, which will be named Renewable Energy Group, Inc., will be a public company required to file reports with the SEC. The new holding company does not intend to seek public listing of stock until market conditions improve. Accordingly, you will not be able to track the value of the holding company’s stock on any stock exchange.
Q. Will shareholders of REG see dividends/distributions?
A. Renewable Energy Group is a growth stage company. Like most other growth stage companies REG® intends to reinvest its cash flows into its business to expand its customer base and offerings and grow its overall business.
Q. How will our facility be represented within REG?
A. Each of the three limited liability companies will be entitled to designate a director nominee to be elected to REG Newco’s board of directors until December 31, 2010 (or, if earlier, 180 days after the effective date of REG Newco’s initial public offering of common stock).
Q. Will this add to the value of the stock?
A. We believe this business combination transaction will position the new holding company to an unparalleled position in the biodiesel industry as a way to better meet the demands of the distillate market. In these tumultuous market times, it is difficult for any company to predict future market value. What we do know is this deal allows investors to diversify their biodiesel investments while streamlining complex decision making processes to better serve our customers’ needs.
Q. Why did REG choose to consolidate these facilities versus building new facilities?
As with many businesses in the current economy, capital and debt for new projects is hard to come by. This transaction would allow REG® to more quickly ramp up its owned production in order to better serve its customers. REG® is also committed to finishing construction of two REG-owned facilities (Emporia, KS and New Orleans, LA).
Q. What are REG’s current assets?
Current investors in REG hold the assets for the following:
12 MGY facility in Ralson, Iowa (REG Ralston)
35 MG Y facility near Houston, Texas (REG Houston)
Two 60 MGY facilities under constructions (REG Emporia, REG New Orleans)
Ownership stakes in certain biodiesel plants, including Western Dubuque Biodiesel, LLC; East Fork Biodiesel, LLC; SoyMor Biodiesel, LLC; and CIE, and several terminal locations.
REG’s headquarters building in Ames, Iowa

QUESTIONS AND ANSWERS REGARDING
CENTRAL IOWA ENERGY, LLC’S CONSOLIDATION
WITH RENEWABLE ENERGY GROUP, INC.
Q. Why are these three plants involved?
The decision to consolidate Western Iowa Energy, Central Iowa Energy, and Blackhawk Biofuels under these purchase agreements were made by each company’s board of directors along with Renewable Energy Group. Those boards have shared with us that they made the decision to consolidate with REG because it was the right decision for their plants in these economic conditions and offered the opportunity for their investors to diversify their biodiesel investment risks. These boards took the initiative to move this deal forward and we are proud to be working with each of them.
Q. Is REG considering other mergers? Acquisitions?
A. Renewable Energy Group is always looking for business growth opportunities , although right now we are focused on completing this transaction.
Q. Will the employees have jobs?
A. As an Iowa-based Midwest company, REG® is committed to each community and its economic development.
Danville: Currently the 29 employees at the facility are already REG employees, so we do not expect any changes in personnel numbers.
Western Iowa Energy: The 28 employees at this facility were informed that upon completion of the deal, we expect that they will have the opportunity to work as REG employees at their facility. As we approach the closing of the transaction, REG® will further evaluate if any of the administrative positions at the facilities can be better served out of its headquarters in Ames.
Central Iowa Energy: The 22 employees at this facility have been informed that upon completion of the deal, we expect that they will have the opportunity to work as REG employees at their facility. As we approach the closing of the transaction, REG® will further evaluate if any of the administrative positions at the facilities can be better served out of its headquarters in Ames.
Q. With this consolidation, what will change in the way the REG network is managed? Operated?
A. Although the REG network’s production capacity will remain the same upon closing of the business combination transaction, REG® and CIE look for this to be an opportunity to better price raw materials with greater economies of scale. As customers are demanding efficient production and transportation, we look to meet their needs through further streamlined central management of complex logistics and decision-making processes.
Q. What will the facility be named?
A. Upon successful completion of the business combination transactions, CIE’s, WIE’s and Blackhawk’s plants will be re-branded with the following names:

Current Name:	Name Post-Transaction:
Western Iowa Energy, LLC	REG Wall Lake, LLC
Central Iowa Energy, LLC	REG Newton, LLC
Blackhawk Biofuels, LLC	REG Danville, LLC

Attachment to Newco Disclosure Schedule 5.2(i)
(As of Closing Date*)

	Number of	Percent of		Percent of
	Preferred	Preferred	Number of	Common		Percent of
Holder Name	Shares	Shares	Common Shares	Shares	Total Shares	Total Shares
Bunge North America, Inc.	1,361,723	9.93%	702,780	1.92%	2,064,503	4.11%
ED&F Man Holdings B.V.	1,770,334	12.91%	1,081	0.00%	1,771,415	3.52%
Natural Gas Partners VII, L.P.	2,559,808	18.66%	1,096	0.00%	2,560,904	5.09%
NGP Energy Technology Partners, L.P.	2,559,808	18.66%	0	0.00%	2,559,808	5.09%
Energy Technology Partners, LLC	0	0.00%	1,096	0.00%	1,096	0.00%
West Central Cooperative	563,635	4.11%	9,500,000	25.98%	10,063,635	20.01%
USBG Group**	4,349,049	31.71%	3,289,755	9.00%	7,638,804	15.19%
Sargeco, Inc.	0	0.00%	1,018,253	2.78%	1,018,253	2.02%
Blue Marble Investors, LLC	0	0.00%	696,210	1.90%	696,210	1.38%
West Central Biodiesel Investors, LLC	0	0.00%	1,409,053	3.85%	1,409,053	2.80%
Biofuels Company of America, LLC	0	0.00%	1,980,488	5.42%	1,980,488	3.94%
Scott P. Chesnut	0	0.00%	1,435	0.00%	1,435	0.00%
Delbert Christensen	0	0.00%	1,435	0.00%	1,435	0.00%
Michael Jackson	0	0.00%	1,081	0.00%	1,081	0.00%
Rick Vanderheiden	0	0.00%	1,354	0.00%	1,354	0.00%
Blackhawk Biofuels, LLC	133,377	0.97%	6,753,088	18.47%	6,886,465	13.69%
Central Iowa Energy, LLC	158,041	1.15%	4,248,840	11.62%	4,406,881	8.76%
Western Iowa Energy, LLC	259,012	1.89%	6,963,377	19.04%	7,222,389	14.36%
Total	13,714,787	100.00%	36,570,422	100.00%	50,285,209	100.00%

*	Subject to adjustment for issuance of fractional shares pursuant to the Agreement and Common Plan Agreements.

**	As defined in the REG Merger Agreement.